EXHIBIT 10.1

EXTENSION AGREEMENT WITH
BRIGUS GOLD CORP. DATED JUNE 8, 2011

EXTENSION  AGREEMENT

This Extension Agreement (the “Agreement”) is dated as of June 08, 2011 and is made by and among Brigus Gold Corp., a Canadian corporation (“BGC”), Brigus Gold, Inc., a Delaware corporation (“BGI” and, together with BGC, “Brigus”), Calais Resources Inc., a British Columbia corporation (“CRI”), and Calais Resources Colorado, Inc., a Nevada corporation (“CRCI” and, together with CRI, “Calais”).

WITNESSETH:

WHEREAS, on January 15, 2011 the parties entered into a Forbearance Agreement (the “Forbearance Agreement”) related to a number of promissory notes which were set forth on Exhibit A to the Forbearance Agreement.  These promissory notes evidenced indebtedness owed by Calais to Brigus;

WHEREAS, the Forbearance Period defined in subparagraph 2.2(a) of the Forbearance Agreement ends on the date which is the earliest to occur of June 30, 2011 and several other events specified in subparagraph 2,2(a); and

WHEREAS, the parties have agreed that Brigus would extend the June 30, 2011 date in subparagraph 2.2(a) to October 31, 2011 if and only if Calais paid at least one million US dollars (US$1,000,000) to Brigus on or before June 30, 2011, which payment would be applied towards the interest on the amount due by Calais to Brigus as represented by the promissory notes referenced above.

NOW, THEREFORE, in consideration of the foregoing, and the respective agreements and covenants contained herein, the parties hereto agree as follows:

1. Calais agrees to pay to Brigus the amount of at least one million US dollars (US$1,000,000) in cleared funds on or before June 30, 2011, unless the parties mutually agree to an extension of the time for payment.  These funds shall be applied against the interest due on the promissory notes covered by the Forbearance Agreement.

2. Brigus and Calais agree that upon the receipt by Brigus of at least US$1,000,000 payment by June 30, 2011 (unless extended by mutual agreement) the date in subparagraph 2.2(a) of the Forbearance Agreement shall be changed from June 30, 2011 to October 31, 2011.

3. All references in this Agreement to dollars are references to United States dollars.

4. All other provisions of the Forbearance Agreement shall remain in full force and effect.

5. Calais will pay for all the legal fees (including those of Brigus) associated with this Extension Agreement.

6. This Agreement may be executed in any number of counterparts, but all of such counterparts shall together constitute but one and the same agreement.

IN WITNESS WHEREOF, this Agreement is executed and delivered as of the day and year first above written.

CALAIS RESOURCES, INC.

By:      /s/ David K. Young
Title:         President

CALAIS RESOURCES OF COLORADO, INC.

By:      /s/ Thomas S. Hendricks
Title:         Vice President

BRIGUS GOLD CORP.

By:      /s/ M. Williams
Title:          C.F.O.

BRIGUS GOLD, INC.

By:      /s/ M. Williams
Title:          C.F.O.

2